UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NEW ERA ENERGY & DIGITAL, INC.
(Name of Registrant As Specified In Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEW ERA ENERGY & DIGITAL, INC.
200 N. Loraine Street, Suite 1324
Midland, TX 79701

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of New Era Energy & Digital, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the “Special Meeting”) of New Era Energy & Digital, Inc., a Nevada corporation (formerly known as Roth CH V Holdings, Inc., Roth CH Acquisition V Co., New Era Helium Inc., and New Era Helium Corp., the “Company” or “we”) will be held on April 15, 2026 at 10:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting which will be conducted via live webcast and by teleconference using the following information:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

The Special Meeting is being held for the purpose of considering and voting upon the following proposals:

1.      To approve the issuance of shares of the Company’s Common Stock in excess of the Share Cap (as defined in the accompanying Proxy Statement) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b).

2.      To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposal set forth above.

Our Board of Directors has fixed March 3, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.

If you have any questions or need assistance voting your shares, please call us at (432) 695-6997 or our proxy solicitor, Advantage Proxy, Inc., at 877-870-8565.

By Order of the Board of Directors,
/s/ E. Will Gray II
E. Will Gray II
Chairman and Chief Executive Officer
Midland, Texas
March 16, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 15, 2026.

The Company’s Notice of Special Meeting of Stockholders and Proxy Statement are available on the internet at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the proxy card mailed to you, or vote via teleconference as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the telephonic Special Meeting, you must follow the instructions from that record holder. Please refer to the section entitled “Important Information About the Special Meeting and Voting” on page 1 of the Proxy Statement for a description of how to vote in advance of the Special Meeting.

i

NEW ERA ENERGY & DIGITAL, INC.
200 N. Loraine Street, Suite 1324
Midland, TX 79701

PROXY STATEMENT
Special Meeting of Stockholders
To Be Held on April 15, 2026

INTRODUCTION

The enclosed proxy (the “Proxy Statement”) is being solicited by the Board of Directors (the “Board of Directors”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company” or “we”), in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held via teleconference on April 15, 2026, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The Notice of Special Meeting of Stockholders, this Proxy Statement, and a form of proxy card (“Proxy Card”) are being first mailed or made available on or about March 16, 2026 to our stockholders of record as of March 3, 2026 (the “Record Date”).

Any stockholder may participate in the Special Meeting via teleconference using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving access to these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting to be held on April 15, 2026, at 10:00 a.m., Eastern Time. To enable easier access by our stockholders, the Special Meeting will be a completely virtual meeting conducted via teleconference.

You will be able to participate in the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by using the following dial-in information:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

As a stockholder of record or beneficial owner of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at the close of business on the Record Date, you are invited to attend our Special Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will consider and vote upon the following proposals:

1.      To approve the issuance of shares of the Company’s Common Stock in excess of the Share Cap (as defined herein) (any such shares, the “Excess Shares”) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b) (“Proposal One” or “Excess Shares Issuance Proposal”).

2.      To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the Excess Shares Issuance Proposal (“Proposal Two” or “Adjournment Proposal”).

Members of our Board of Directors and management will be present at the Special Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote at the Special Meeting?

Only stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were outstanding and entitled to vote 56,575,187 shares of Common Stock.

What are the voting rights of the holders of Common Stock?

Each outstanding share of our Common Stock will be entitled to one vote on each of the proposals presented at the Special Meeting.

Who can attend the Special Meeting?

All of our stockholders as of the Record Date may attend the Special Meeting.

You will be able to participate in the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by visiting:

Telephone access (listen-only):
Within the U.S. and Canada: +1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 3858702#

Webcast: https://www.cstproxy.com/neweraenergydigital/sm2026

Can I find out who the stockholders are?

A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for 10 days prior to and on the day of the Special Meeting at the office of the Secretary of the Company at the above address.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. Stockholders representing one-third (33.4%) of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting. As of the Record Date, there are a total of 56,575,187 shares that may be voted on each matter that may come before the Special Meeting. The quorum is therefore 18,896,113 shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by proxy as instructed below.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account by a bank, broker or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of Common Stock, and the record holder is required to vote your shares of Common Stock in accordance with your instructions.

What if I do not specify how my shares are to be voted?

If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of Common Stock with respect to “routine” items, if any, but not with respect to “non-routine” items. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. We believe that the Excess Shares Issuance Proposal and the Adjournment Proposal (since it relates to the Excess Shares Issuance Proposal) will both be considered “non-routine” items and your broker will not have discretion to vote on these proposals.

The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas both of the proposals to be presented at the Special Meeting are considered “non-routine.” As a result, no broker will be permitted to vote your shares of Common Stock at the Special Meeting on any proposal without receiving instructions.

Broker non-votes (though none are expected), as well as abstentions, will each be counted towards the presence of a quorum. Abstentions will have the same effect as voting against both proposals and broker non-votes (though none are expected) will be disregarded and have no effect on the outcome of the vote. It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Can I change my vote after I submit my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•        You may change your vote using the Internet or telephone methods described above prior to the Special Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted.

•        You may submit another properly completed proxy with a later date.

•        You may send a written notice that you are revoking your proxy to our investor relations department at IR@newerainfra.ai.

•        You may attend the Special Meeting virtually via teleconference and vote electronically (although simply attending the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, you may change your vote by attending the Special Meeting and voting electronically.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote:

•        FOR Proposal One:    To approve the issuance of the Excess Shares pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b).

•        FOR Proposal Two:    To adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the Excess Shares Issuance Proposal.

For a more detailed discussion of why you should vote “FOR” Proposals One and Two, see “Proposal One — Excess Shares Issuance” and “Proposal Two — Adjournment of the Special Meeting,” respectively.

Will any other business be conducted at the Special Meeting?

The Company will transact no other business at the Special Meeting, except such business as may properly be brought before the Special Meeting or any adjournments or postponements thereof by or at the direction of the Board of Directors in accordance with the Bylaws of the Company. If any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What votes are necessary to approve each of the proposals?

Proposal One — Excess Shares Issuance Proposal.    The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the Excess Shares Issuance Proposal. Abstentions will have the same effect as voting against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

Proposal Two — Adjournment Proposal.    The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the Adjournment Proposal. Abstentions will have the same effect as voting against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

Why am I being asked to approve the issuance of the Excess Shares?

Our Common Stock is listed on the Nasdaq Global Market and, as such, we are subject to the Nasdaq Stock Market Rules. Although we were not required to obtain stockholder approval of our entry into the Purchase Agreement (as defined in Proposal One) and the closing of the transactions contemplated thereby was not contingent upon stockholder approval (and the transactions contemplated thereby have closed), the failure of our stockholders to approve Proposal One may limit us in our ability to pay the portion of the acquisition consideration that is due and payable in shares of our Common Stock due to Nasdaq Stock Market Rule 5635. As a result and as further described below, we would be required to pay cash in lieu of any Excess Shares.

Nasdaq Stock Market Rule 5635(a) requires, among other things, stockholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock. Therefore, pursuant to Nasdaq Stock Market Rule 5635(a), we must obtain stockholder approval in order to issue shares as consideration in the transaction to the extent the number of shares exceeds 20% of the Common Stock outstanding immediately before we entered into the Purchase Agreement.

Further, Nasdaq Stock Market Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. Therefore, we are seeking stockholder approval of Proposal One under Nasdaq Stock Market Rule 5635(b) with respect to the issuance of the Excess Shares in the event the issuance or issuances in the aggregate could be considered a “change of control” under that rule.

What will happen if stockholder approval is not obtained to issue the Excess Shares?

If we do not obtain stockholder approval to issue Common Stock in connection with the Purchase Agreement, we would not be able to pay the portion of the acquisition consideration that is due and payable in shares of Common Stock to the extent such issuances would equal or exceed the 20% share threshold described above. In such event, the Purchase Agreement requires us to satisfy the remaining payment in cash in an amount equal to the difference between (i) the fair market value of the securities that SharonAI, Inc. would have been issued but for the Share Cap (defined below), minus (ii) the fair market value of all of the securities that actually were issued to SharonAI, Inc. It is possible that we would need to raise additional funding if we are required to make such payments in cash. Such additional funding may not be available to us on acceptable terms, or at all, and we may be subject to certain contractual restrictions on raising capital. In the event we are unable to raise the cash required to make such payments, we could default on the Convertible Note (as defined in Proposal One) and all amounts owed thereunder may become due and payable. Further, we are currently focused in the near-term on using our available liquidity for the development of our flagship data center project, TCDC (as defined in Proposal One).

As stockholder approval to consummate the transactions contemplated by the Purchase Agreement was not required, it is important to note that even if Proposal One is not approved, we would still have the ability to issue shares of our Common Stock as acquisition consideration that is due and payable in a number of shares of our Common Stock that does not exceed the Share Cap. Therefore, it is possible that, even if Proposal One is not approved by our stockholders, we could pay all or a portion of the acquisition consideration in shares of our Common Stock, depending on the price per share calculated at the time of payment of such consideration.

What will happen if stockholder approval is obtained to issue the Excess Shares?

If we obtain stockholder approval to issue the Excess Shares, we will not be limited in our ability to pay the portion of the acquisition consideration that is due and payable in shares of Common Stock, regardless of whether such issuances would exceed the Share Cap described above. The actual number of shares that may become issuable will depend on multiple factors including the market price of our Common Stock at the time we pay such acquisition consideration and whether SharonAI, Inc. opts to convert up to 20% of the Convertible Note into shares of Common Stock. While we believe that having the ability to pay all or a portion of such acquisition consideration in shares of our Common Stock offers benefits to us and our stockholders, including preserving the Company’s liquidity, the payment of all or a portion of such acquisition consideration in shares of our Common Stock may cause substantial dilution to the economic and voting interests of our current stockholders.

PROPOSAL ONE — EXCESS SHARES ISSUANCE

Summary of the Transaction and Background of the Proposal

As previously reported on our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2026, we completed our acquisition of SharonAI, Inc.’s (“SharonAI”) equity interests in Texas Critical Data Centers LLC, a Delaware limited liability company and 50/50 joint venture of the Company and SharonAI (“TCDC”) which was formed to fund, develop and construct our flagship data center site project in Ector County, Texas. TCDC controls a 438-acre site designed to support 1+ gigawatt of potential compute capacity through phased development, with initial power delivery targeted for the end of 2027, subject to typical development and interconnection risks. The site is adjacent to natural gas pipelines, fiber networks, and CO₂ pipelines to help underpin lower transmission costs and strong uptime objectives for artificial intelligence compute.

The acquisition was completed on January 16, 2026 pursuant to that certain Membership Interest Purchase Agreement, dated as of January 16, 2026, by and between the Company and SharonAI (the “Purchase Agreement” and the transactions contemplated thereby, the “Transaction”). Pursuant to the Purchase Agreement, the Company acquired SharonAI’s equity interests in TCDC for an aggregate purchase price of $70 million, of which (a) $10 million is payable in cash, (b) $10 million is payable in equity securities to be issued in connection with our next equity financing transaction, and (c) $50 million is payable in the form of a senior secured convertible promissory note (the “Convertible Note”). The entirety of the acquisition consideration is subject to a 19.99% issuance cap (the “Share Cap”) and stockholder approval is needed to issue any shares of Common Stock above the Share Cap. The Purchase Agreement contains customary representations, warranties and covenants of the parties. The address of SharonAI is 745 Fifth Avenue, Suite 500, New York, New York 10151.

The $10 million payable in equity securities described in clause (b) above must be paid to SharonAI on or before the earlier of (i) March 31, 2026 and (ii) the date that the Company receives funds from its next equity financing transaction. If the Company has not completed its next equity financing transaction by March 31, 2026, the Company shall pay SharonAI $10 million of shares of Common Stock and such shares shall be included in the Share Cap.

The Convertible Note matures on June 30, 2026 and has an interest rate of 10% per annum payable on the maturity date in cash. The Convertible Note is secured by the Company’s ownership in TCDC and the assets of TCDC. SharonAI may convert 20% of the Convertible Note into shares of the Company’s Common Stock at a conversion price equal to the 30-day volume-weighted average price (“VWAP”) of the Common Stock prior to the conversion date. Based on a 30-day VWAP of $6.25 as of March 3, 2026, there are 1.6 million shares of Common Stock issuable pursuant to the Convertible Note which represents 2.83% of our outstanding Common Stock as of March 3, 2026. The conversion price for the Convertible Note has a floor of 20% of the market price on the closing date of the Purchase Agreement. Based on the closing share price of $4.33 on January 16, 2026, the maximum number of shares of Common Stock issuable pursuant to the Convertible Note, assuming a floor price of $0.87, is approximately 11.5 million shares. The Convertible Note contains customary affirmative and negative covenants of the Company.

We are submitting this Proposal One to our stockholders to allow us to issue Excess Shares that otherwise would be limited by Nasdaq Stock Market Rule 5635 in the absence of stockholder approval. We are not seeking stockholder approval or ratification of the Purchase Agreement or the Transaction because the closing of the Transaction has already occurred and did not require stockholder approval under the Nasdaq Stock Market Rules, as described below.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Global Market and, as such, we are subject to the Nasdaq Stock Market Rules.

Nasdaq Stock Market Rule 5635(a)

Nasdaq Stock Market Rule 5635(a) requires, among other things, stockholder approval prior to the issuance of securities in connection with an acquisition of the stock or assets of another company where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock.

As of March 3, 2026, we had 56,575,187 shares of Common Stock outstanding. Therefore, pursuant to Nasdaq Stock Market Rule 5635(a) and the contractual Share Cap under the Purchase Agreement, we must obtain stockholder approval in order to issue shares as acquisition consideration to the extent the number of shares equals or exceeds approximately 11,315,037 shares. Therefore, we are seeking stockholder approval of this Proposal One under Nasdaq Stock Market Rule 5635(a) to ensure that we have stockholder approval to issue shares of our Common Stock as acquisition consideration to the extent that any such shares issued, when aggregated with shares previously issued in connection with the Transaction, exceed the Share Cap.

Nasdaq Stock Market Rule 5635(b)

Nasdaq Stock Market Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer. Therefore, we are seeking stockholder approval of this Proposal One under Nasdaq Stock Market Rule 5635(b) with respect to the issuance of Excess Shares in the event the issuance or issuances in the aggregate could be considered a “change of control” under that rule.

We are submitting this Proposal One to our stockholders to allow us to issue shares of our Common Stock as part of the acquisition consideration that could otherwise be limited by Nasdaq Stock Market Rule 5635 in the absence of stockholder approval. We are not seeking stockholder approval or ratification of the Purchase Agreement or the Transaction because the closing of the Transaction has already occurred and did not require stockholder approval under the Nasdaq Stock Market Rules.

The failure of our stockholders to approve this proposal will not negate the existing terms of the Purchase Agreement or any other documents relating to the Transaction, although if our stockholders do not approve this Proposal One we may be limited in our ability to pay the portion of the acquisition consideration that is due and payable in shares of our Common Stock due to Nasdaq Stock Market Rule 5635. As described in “Consequences of Not Approving the Proposal” below, the Purchase Agreement requires us to satisfy payment of the remaining acquisition consideration in cash in the event the issuance would exceed the Share Cap.

Consequences of Approving the Proposal

If this Proposal One is approved and we obtain stockholder authorization to issue the Excess Shares, then we will not be limited in our ability to issue shares of our Common Stock as acquisition consideration. The actual number of shares that may become issuable will depend on multiple factors including the market price of our Common Stock at the time we pay such acquisition consideration and whether SharonAI opts to convert up to 20% of the Convertible Note into shares of Common Stock. We cannot, therefore, determine at this time whether, or to what extent, payment of the acquisition consideration could result in the issuance of the Excess Shares. While we believe that having the ability to pay all or a portion of the acquisition consideration that is due and payable in shares of our Common Stock with shares of our Common Stock offers benefits to us and our stockholders, including preserving the Company’s liquidity, the payment of all or a portion of the acquisition consideration in shares of our Common Stock may cause substantial dilution to the economic and voting interest of our current stockholders.

Consequences of Not Approving the Proposal

If this Proposal One is not approved by our stockholders, we would not be able to issue shares of our Common Stock as the portion of the acquisition consideration that is due and payable in shares of our Common Stock to the extent the number of shares exceeds the Share Cap. In such event, the Purchase Agreement requires us to satisfy the remaining payment in cash in an amount equal to the difference between (i) the fair market value of the securities that SharonAI would have been issued but for the Share Cap, minus (ii) the fair market value of all of the securities that actually were issued to SharonAI. It is possible that we would need to raise additional funding if we are required to make such payments in cash. Such additional funding may not be available to us on acceptable terms, or at all, and we may be subject to certain contractual restrictions on raising capital. In the event we are unable to raise the cash required to make such payments, we could default on the Convertible Note and all amounts owed thereunder may become due and payable. Further, we are currently focused in the near-term on using our available liquidity for the development of our flagship data center project, TCDC.

Even if this Proposal One is not approved by our stockholders, however, we would still have the ability to issue shares of our Common Stock for all or a portion of the acquisition consideration that is due and payable in shares of our Common Stock to the extent that such shares do not exceed the Share Cap. Therefore, it is possible that, even if this Proposal One is not approved by our stockholders, we could pay such acquisition consideration in full or in part in shares of our Common Stock, depending on the price per share calculated at the time of payment of such acquisition consideration.

Description of the Common Stock that May be Issued

The shares of our Common Stock that may be issued as acquisition consideration will initially be unregistered and the same class of Common Stock that we have listed on the Nasdaq Global Market under the trading symbol “NUAI.” Any issuance of our shares of our Common Stock as acquisition consideration will dilute the beneficial ownership of our current holders of Common Stock. Holders of our Common Stock have no conversion, preemptive or other subscription rights.

Resale Limitations

The offer and sale of the shares of our Common Stock that may be issued pursuant to the Purchase Agreement has been made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering. All certificates evidencing shares of our Common Stock issuable as acquisition consideration will bear a standard restrictive legend under the Securities Act. Any shares of our Common Stock issued as acquisition consideration may not be sold or transferred unless registered under the Securities Act or unless an exemption from registration is available.

Resale Registration Rights

Pursuant to the terms of the Purchase Agreement, we agreed to prepare and file with the SEC (i) a registration statement providing for the resale of the Common Stock issuable upon conversion of the Convertible Note no later than 10 days following the closing of the Purchase Agreement (the “Note Registration Statement”) and (ii) a registration statement providing for the resale of the securities issued to SharonAI as acquisition consideration no later than 10 days following the earlier of March 31, 2026 and the date that the Company receives funds from its next equity financing transaction (the “Unit Registration Statement”). We filed the Note Registration Statement with the SEC on January 23, 2026 and it was declared effective on January 30, 2026.

We have agreed to use commercially reasonable efforts to (i) cause each registration statement to be declared effective under the Securities Act as promptly as practicable following filing, but in no event later than 30 days following the applicable filing deadline (or 90 days in the event of SEC review) and (ii) keep each registration statement continuously effective under the Securities Act until the earliest to occur of (x) the date on which all securities covered thereby have been sold, (y) the date on which such securities may be sold without restrictions pursuant to Rule 144 or (z) 3 years following the closing of the Transaction.

If our stockholders do not approve this Proposal One, we will still be required to file the Unit Registration Statement with respect to any shares of our Common Stock that are issued as acquisition consideration, and such Unit Registration Statement would cover all shares of our Common Stock issued that do not exceed the Share Cap.

Accounting Treatment

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. In accordance with Accounting Standards Codification Topic 805, Business Combinations, the Company must first determine if it has acquired a business. The Company performed a screen test to determine if the set of TCDC’s assets and activities was not a business. In accordance with the screen test, it was determined that substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable asset or a group of similar identifiable assets, therefore the acquisition of TCDC was not an acquisition of a business. If the set of assets and activities is not considered a business, it is accounted for as an asset acquisition using a cost accumulation model. In the cost accumulation model, the cost of the acquisition, including certain transaction costs, is allocated to the assets acquired on the basis of relative fair values. Transaction costs are capitalized as part of the cost of the acquired assets because the acquisition meets the definition of an asset purchase rather than a business combination.

Appraisal Rights

Stockholders will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Special Meeting.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the Excess Shares Issuance Proposal. Abstentions will have the same effect as voting against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE Excess Shares Issuance Proposal.

PROPOSAL TWO — ADJOURNMENT OF THE SPECIAL MEETING

General

Our stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Excess Shares Issuance Proposal.

If a quorum is not present at the Special Meeting, our stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve the Excess Shares Issuance Proposal, our stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of the Excess Shares Issuance Proposal.

If the Adjournment Proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the Adjournment Proposal, the Special Meeting may be adjourned to another place, or a later date or dates, to enable us to obtain a quorum or solicit additional proxies in favor of the Excess Shares Issuance Proposal. If the Adjournment Proposal is approved, and the Special Meeting is adjourned, we will use the additional time to obtain a quorum or solicit additional proxies in favor of the Excess Shares Issuance Proposal, including the solicitation of proxies from stockholders that have previously voted against such proposal.

Our Board of Directors believes that, if the number of shares of our Common Stock voting in favor of the Excess Shares Issuance Proposal at the Special Meeting is insufficient to approve such proposal, it is in the best interests of our stockholders to enable us, if we so choose and for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Special Meeting is adjourned, the time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Vote Required

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required to approve the Adjournment Proposal. Abstentions will have the same effect as voting against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING PURSUANT TO THIS PROPOSAL TWO, TO ANOTHER PLACE, DATE OR TIME, IF DEEMED NECESSARY OR APPROPRIATE

EXPENSES OF SOLICITATION

All costs of solicitations of proxies will be borne by us. We have engaged Advantage Proxy, Inc. to assist in the solicitation of proxies from stockholders for a fee not to exceed $10,000. In addition, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our Common Stock by (i) our directors and named executive officers, (ii) all the named executive officers and directors as a group, and (iii) any other person or group that to our knowledge beneficially owns more than five percent of the outstanding shares of our Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 3, 2026, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of Common Stock that they will beneficially own, subject to applicable community property laws.

The beneficial ownership of shares of Common Stock is calculated based on 56,575,187 shares of Common Stock outstanding as of March 3, 2026.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers of the Company
E. Will Gray II(2)	1,179,819	2.09%
Trent Yang	259,548	*
Peter (“P.J.”) Lee	259,548	*
Ondrej Sestak	271,955	*
Charles Nelson	331,564	*
All Directors and Executive Officers of the Company as a Group (5 Individuals)	2,302,434	4.07%
5%+ Holders
Hanju Yang(3)	5,176,177	9.15%
Zachary Zhou(4)	5,078,495	8.98%

____________

*        Less than 1.0%.

(1)      Unless otherwise noted, the business address of each of the directors and named executive officers of the Company is 200 N. Loraine Street, Suite 1324, Midland, Texas 79701.

(2)      Includes 879,819 shares which are owned by Pecos Slope Holdings LLC, of which Mr. Gray has sole voting and dispositive power.

(3)      According to a Schedule 13G filed on January 30, 2026, Mr. Yang has sole voting and dispositive power with respect to 4,575,777 shares and beneficially owns an aggregate of 5,176,177 shares. The discrepancy between the aggregate amount beneficially owned and the shares reflected in sole voting and sole dispositive power is attributable to call options held by Mr. Zhou with varying expiration dates and exercise prices. The address of Mr. Yang is 7301 N State Highway 161, #148, Irving, Texas 75039-2803.

(4)      According to a Schedule 13G/A filed on February 17, 2026, Mr. Zhou has sole voting and dispositive power with respect to 5,078,495 shares. The address of Mr. Zhou is 2106 E State Hwy 114 #2296, Southlake, Texas 76092.

Transfer Agent

The transfer agent for the Company is Continental Stock Transfer & Trust Company, located at 1 State Street 30th Floor, New York, NY 10004-1571.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been our officer or director since January 1, 2025, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Proxy Statement and Notice of Special Meeting of Stockholders to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement and Notice of Special Meeting of Stockholders to a stockholder at a shared address to which a single copy of the Proxy Statement and Notice of Special Meeting of Stockholders was delivered. Eligible stockholders receiving multiple copies of the Proxy Statement and Notice of Special Meeting of Stockholders may request householding. You may make such written or oral requests by (a) sending a notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Proxy Statement and Notice of Special Meeting of Stockholders to the Company at 200 N. Loraine Street, Suite 1324, Midland, TX 79701 or by calling the Company at (432) 695-6997.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Our SEC filings can also be found on our website at https://www.newerainfra.ai/investors/filings/. Except for our filings with the SEC that are incorporated by reference into this Proxy Statement, the information on or accessible through our website is not a part of this proxy statement.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this Proxy Statement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this Proxy Statement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this Proxy Statement and information previously filed with the SEC.

This proxy statement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•        our Annual Report on Form 10-K for the year ended December 31, 2025 (as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2025);

•        our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•        our Current Reports on Form 8-K filed on January 21, 2025, February 21, 2025, March 7, 2025, April 25, 2025, May 6, 2025, May 16, 2025, May 29, 2025, June 2, 2025, June 26, 2025, July 9, 2025, July 10, 2025, July 18, 2025, July 29, 2025, September 5, 2025, October 6, 2025, October 10, 2025, October 20, 2025, October 28, 2025, November 12, 2025, November 25, 2025, December 9, 2025, December 22, 2025, December 29, 2025 (as amended by our Current Report on Form 8-K/A filed on December 29, 2025), January 20, 2026, January 29, 2026, and February 2, 2026.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this Proxy Statement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this Proxy Statement (including exhibits to those documents specifically incorporated by reference in this Proxy Statement), at no cost, by writing us at 200 N. Loraine Street, Suite 1324, Midland, TX 79701 or by telephoning us at (432) 695-6997.

By Order of the Board of Directors,
/s/ E. Will Gray II
E. Will Gray II
Chairman and Chief Executive Officer
Midland, Texas March 16, 2026

2026 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY NEW ERA ENERGY & DIGITAL, INC. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/ neweraenergydigital/sm2026 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 14, 2026. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this X PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Proposal One — Excess Shares Issuance Proposal — To approve the issuance of shares of the Company’s common stock in excess of the Share Cap (as defined in the accompanying Proxy Statement) pursuant to that certain Membership Interest Purchase Agreement, dated January 16, 2026, by and between the Company and SharonAI, Inc., for purposes of Nasdaq Stock Market Rules 5635(a) and 5635(b). Proposal Two — Adjournment Proposal — To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of the proposal set forth above. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date 2026. Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

2026 Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders of New Era Energy & Digital, Inc. to be held on April 15, 2026 To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/neweraenergydigital/sm2026 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NEW ERA ENERGY & DIGITAL, INC. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the special meeting of stockholders (the “Special Meeting”) of New Era Energy & Digital, Inc. to be held at 10:00 a.m. Eastern Time on April 15, 2026, via a virtual meeting at https:// www.cstproxy.com/neweraenergydigital/sm2026, and hereby appoints E. Will Gray II and Charles Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. (Continued and to be marked, dated and signed on the other side)